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                                                                   Exhibit 2.1
                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER OF "SELFIX, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF FEBRUARY, A.D. 1997, AT 9 O'CLOCK A.M.

                    [GREAT SEAL OF THE STATE OF DELAWARE]


                                           /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State



                          [SECRETARY'S OFFICE SEAL]


                                                       AUTHENTICATION:  8331354
                                                                 DATE:  02-13-97
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                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 01/13/1997
                                                         971048754 - 2126625

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of February
13, 1997, is by and among SELFIX, INC., a Delaware corporation ("SELFIX"), HPI MERGER, INC., a Delaware corporation ("MERGER SUB"), and HOME PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("HOME PRODUCTS").

                             PRELIMINARY STATEMENTS

     Selfix has an authorized capitalization consisting of (i) 7,500,000 shares of Common Stock, $0.01 par value per share ("SELFIX COMMON STOCK") of which 3,891,714 shares are issued and outstanding, and (ii) 500,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued and outstanding.

     Home Products has an authorized capitalization consisting of (i) 7,500,000 shares of Common Stock, $0.01 par value per share ("HOME PRODUCTS COMMON STOCK") of which 1,000 shares are issued and outstanding and owned by Selfix, and (ii) 500,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued and outstanding.

     Merger Sub has an authorized capitalization consisting of 1,000 shares of Common Stock, $0.01 par value per share ("MERGER SUB COMMON STOCK"), all of which are issued and outstanding and are owned by Home Products.

     The Board of Directors of each of Selfix, Home Products and Merger Sub has heretofore approved the Merger ("MERGER") of Merger Sub with and into Selfix in accordance with the General Corporation Law of the State of Delaware ("DGCL") and upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Selfix, Home Products and Merger Sub hereby agree as follows:

                                  ARTICLE I

                                 THE MERGER

     SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into Selfix at the Effective Time (as hereinafter defined). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and Selfix shall continue as the surviving corporation (in such capacity, the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     SECTION 1.02. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the date hereof, Selfix shall file a copy of this Agreement with the Secretary of State of the State of Delaware and the Merger shall become effective at the later to occur of (i) the time of such filing and (ii) 12:01 a.m. on February 18, 1997 ("EFFECTIVE TIME").
     SECTION 1.03. EFFECTS OF THE MERGER. The Merger shall have the effects as set forth in Section 259 of the DGCL.

     SECTION 1.04.  CERTIFICATE OF INCORPORATION AND BYLAWS.

     (a) At the Effective Time, the Certificate of Incorporation of Selfix, as amended and in

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effect immediately prior to the Effective Time, shall be amended as set forth below and as so amended shall thereafter continue in full force and effect as the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and by the DGCL.

     Article FOURTH shall be amended to read in its entirety as follows:

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, $0.01 par value per share.

     Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     Article ELEVENTH shall be added and will read as follows:

     Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law ("DGCL") or the Corporation's Certificate of Incorporation the approval of the stockholders of the Corporation shall, in accordance with Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Home Products International, Inc. ("HOME PRODUCTS") (or any successor by merger), by the same vote as is required by the DCGL and/or by the Corporation's Certificate of Incorporation.

     (b) At the Effective Time, the By-laws of Merger Sub in effect on the date thereof, shall be the By-laws of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

     SECTION 1.05. DIRECTORS. The directors of Selfix immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.06. OFFICERS. The officers of Selfix immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07 TREASURY STOCK. Selfix will, immediately prior to the Effective Time of the Merger, contribute to the capital of Home Products all of the shares of Selfix Common Stock then held by Selfix in its treasury.

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                      OF THE CONSTITUENT CORPORATIONS AND
                       ASSUMPTION OF CERTAIN OBLIGATIONS

     SECTION 2.01.  EFFECT ON CAPITAL STOCK.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Selfix, Merger Sub or

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Home Products or any holder of capital stock of Selfix, Merger Sub or Home
Products, the following events shall occur:

     (i) each issued and outstanding share of Selfix Common Stock shall, without further act or deed by Selfix or its stockholders, be converted into one share of Home Products Common Stock, and shall have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Selfix Common Stock being converted. Each certificate representing shares of Selfix Common Stock immediately prior to the Effective Time shall be deemed without the need for any exchange or transfer to represent the same number of shares of Home Products Common Stock;

     (ii) each share of Selfix Common Stock then held by Home Products in its treasury immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Home Products Common Stock held by Home Products in its treasury immediately after the Effective Time of the Merger;

     (iii) each issued and outstanding share of Merger Sub Common Stock shall be converted into one share of the common stock, $0.01 par value per share, of the Surviving Corporation; and

     (iv) each issued and outstanding share of Home Products Common Stock shall be canceled without any consideration being paid therefor.

     (b) From and after the Effective Time, holders of certificates formerly evidencing Selfix Common Stock shall cease to have any rights as stockholders of Selfix, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 2.03 herein.

     SECTION 2.02. ASSUMPTION OF SELFIX' OBLIGATIONS TO ISSUE CAPITAL STOCK. Immediately prior to the Effective Time, Selfix was a party to or subject to certain agreements and arrangements, including stock options, and compensation plans and agreements, pursuant to which parties thereto or beneficiaries thereof acquired, or acquired certain rights to acquire, shares of Selfix Common Stock, including but not limited to: (i) Selfix, Inc. 1988 Stock Option Plan, (ii) Selfix, Inc. 1991 Stock Option Plan, (iii) Selfix, Inc. 1994 Stock Option Plan, and (iv) Selfix, Inc. 1995 Employee Stock Purchase Plan (all such stock options, and compensation plans and agreements being referred to herein individually as a "PLAN"). At the Effective Time, Home Products shall adopt, assume, and agree to be bound by each and every Plan, and any right to acquire a share of capital stock of Selfix under any such Plan shall, without further act or deed by Selfix or its stockholders, be converted into a right to acquire a share of capital stock of Home Products pursuant to such Plan.

     SECTION 2.03. OPTION TO EXCHANGE SELFIX CERTIFICATE. Each holder of a certificate formerly representing shares of Selfix Common Stock (a "SELFIX CERTIFICATE"), shall have the option, upon surrender of such Selfix Certificate to Home Product's transfer agent ("TRANSFER AGENT"), to receive a certificate or certificates of Home Products representing the number of shares of Home Products Common Stock into which the shares of Selfix Common Stock previously represented by such Selfix Certificate have been converted pursuant to this Agreement. The Transfer Agent shall accept such Selfix Certificates upon compliance with such reasonable terms and conditions as the Transfer Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered and exchanged in accordance with this Section
2.03 or in the ordinary course, each Selfix Certificate shall be deemed and treated for all corporate purposes at any time after the Effective Time to evidence the ownership of the number of shares of Home Products Common Stock into which such shares of Selfix Common Stock were converted pursuant to
Section 2.01(a).

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     SECTION 2.04.  SUCCESSOR ISSUER.  It is the intent of the parties hereto that Home Products, as of the Effective Time, be deemed a "SUCCESSOR ISSUER" for all purposes under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                                  ARTICLE III

                           AMENDMENT AND TERMINATION

     SECTION 3.01. AMENDMENTS AND WAIVER. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between or among any of the parties shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

     SECTION 3.02. TERMINATION. At any time prior to the Effective Time, this Agreement may be terminated and abandoned by the parties. In the event of any termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors.

                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.01. TAX FREE REORGANIZATION. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and this Agreement is intended to constitute a plan of reorganization.

     SECTION 4.02. BENEFIT AND BURDEN. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

     SECTION 4.03. NO THIRD PARTY RIGHTS. Nothing in this Agreement shall be deemed to create any right in any creditor or other person or entity, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

     SECTION 4.04. ASSIGNMENTS. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the parties hereto and any attempt to do so shall be null and void.

     SECTION 4.05. COUNTERPARTS. This Agreement may be executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

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     SECTION 4.06.  SEVERABILITY.  Should any clause, sentence, paragraph subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     SECTION 4.07. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SECTION 4.08. ENTIRE AGREEMENT. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings among the parties hereto, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto concerning the subject matter hereof except as set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized on this 13 day of February, 1997.

ATTEST:                  SELFIX, INC.


[SIG]                    By: James R. Tennant
---------                -----------------------------------------
Secretary                  James R. Tennant, Chairman of the Board


ATTEST:                  HPI MERGER SUB, INC.


[SIG]                    By: James R. Tennant
---------                -----------------------------------------
Secretary                  James R. Tennant, Chairman of the Board


ATTEST:                  HOME PRODUCTS INTERNATIONAL, INC.


[SIG]                    By: James R. Tennant
---------                -----------------------------------------
Secretary                  James R. Tennant, Chairman of the Board


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                          CERTIFICATE OF THE SECRETARY
                                       OF
                                  SELFIX, INC.

     I, James E. Winslow, the Secretary of Selfix, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS my hand this 13th day of February, 1997.

                                                      [SIGNATURE]
                                                      -------------------------
                                                      Secretary






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                          CERTIFICATE OF THE SECRETARY
                                       OF
                                HPI MERGER, INC.

     I, James E. Winslow, the Secretary of HPI Merger, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS my hand this 13th day of February, 1997.


                                                      [SIGNATURE]
                                                      -------------------------
                                                      Secretary





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                          CERTIFICATE OF THE SECRETARY
                                       OF
                       HOME PRODUCTS INTERNATIONAL, INC.

     I, James E. Winslow, the Secretary of Home Products International, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS my hand this 13th day of February, 1997.


                                                      [SIGNATURE]
                                                      -------------------------
                                                      Secretary





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